Exhibit 4.3

NEITHER THIS WARRANT NOR THE WARRANT SHARES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS WARRANT AND THE WARRANT SHARES FOR WHICH THIS WARRANT IS EXERCISABLE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT

Warrant Certificate No. ____________

Original Issue Date: ____________

FOR VALUE RECEIVED AVADIM HEALTH, INC., a Delaware corporation (the “Company”), hereby certifies that ___________________, or its registered assigns (the “Holder”) is entitled to purchase from the Company _______ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share of $_____ (subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued pursuant to the terms of the Credit Agreement, dated as of October 5, 2018 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto and Hayfin Services LLP, as administrative agent and collateral agent.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below.

“Action or Proceeding” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against or affecting the Company, any subsidiary of the Company or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, municipal, local or foreign).

“Additional Compensation” has the meaning set forth in Section 14.

“Additional Compensation Shares” has the meaning set forth in Section 14.

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Baseline Price” has the meaning set forth in Section 4(a).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

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“Buy-In” has the meaning set forth in Section 3(a).

“Commission” means the United Stated Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock reserved for issuance at such time under any stock option or other equity incentive plans approved by the Board of Directors, regardless of whether the shares of Common Stock are actually subject to outstanding Options at such time or whether any outstanding Options are actually exercisable at such time, plus (c) the number of shares of Common Stock issuable upon exercise of any other Options (other than Options described in clause (b) above) actually outstanding at such time, plus (d) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time.

“Company” has the meaning set forth in the preamble.

“Competitor” has the meaning set forth in the Credit Agreement.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Credit Agreement” has the meaning set forth in the preamble.

“Delivery Failure” means the failure by the Company, for any reason, to deliver Warrant Shares to the Holder or its designee on or prior to the deadline set forth in Section 3(c).

“Event of Failure” means (i) prior to a Qualifying IPO, the occurrence of a Delivery Failure, (ii) the occurrence of a Transfer Delivery Failure, or (iii) the occurrence of any Registration Failure.

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 4(c) hereof) by the Company after the Original Issue Date of (a) shares of Common Stock issued upon the conversion of any note, or exercise of any warrant, in each case issued pursuant to the Credit Agreement; (b) shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of Options (including all such Options and shares of Common Stock outstanding as of the Original Issue Date) to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Board of Directors and issued in accordance with the Stock Plan; (c) shares of Common Stock issued upon the conversion or exercise of Options (other than Options covered by clause (b) above) or Convertible Securities issued on or prior to the Original Issue Date, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (d) shares of Common Stock, Options or Convertible Securities issued (i) in connection with a transaction in which the Company, directly or indirectly, acquired another business or its tangible or intangible assets or (ii) to lenders as equity kickers in connection with debt financings, in each case where such transactions have been approved by the Board of Directors and are effected in compliance with the Credit Agreement, to the extent that the Credit Agreement is still outstanding and in effect or (e) shares of Common Stock in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered with the Securities and Exchange Commission under the Securities Act.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

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“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York City time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined by the Board of Directors in its reasonable good faith judgment.

“Holder” has the meaning set forth in the preamble.

“Inspectors” has the meaning set forth in Section 7(b).

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means October 5, 2018, the date on which the Warrant was issued by the Company pursuant to the Credit Agreement.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“New Securities” means (a) any shares of Common Stock or preferred stock, (b) any option, warrant or any other security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, preferred stock or stock equivalent, and (c) any option, warrant or other right to subscribe for, purchase or acquire shares of Common Stock, preferred stock or stock equivalent.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Pre-emptive Exercise Period” has the meaning set forth in Section 5(d).

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“Pre-emptive Pro Rata Portion” means, as of any particular time, the number of New Securities equal to the product of (i) the total number of New Securities and (ii) a fraction determined by dividing (a) the number of Warrant Shares that can be acquired by the Holder immediately prior to such time by (b) the aggregate number of issued and outstanding shares of Common Stock, calculated on a fully diluted basis, immediately prior to such time.

“Prospective Purchaser” has the meaning set forth in Section 5(c).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Qualified IPO” has the meaning set forth in Section 6.

“Registrable Securities” means (x) any shares of Common Stock issued to the Holder (or its permitted assigns) upon exercise of this Warrant, and any shares of Common Stock issued or issuable with respect to any shares described in subsection (x) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Warrant, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (iv) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (v) such securities shall have ceased to be outstanding.

“Registration Expenses” means any and all out-of-pocket registration expenses incident to the Company’s performance of or compliance with its obligations under Section 7 of this Warrant, including (i) the fees, disbursements and expenses of the Company’s counsel and accountants (including the expenses of any audit letters and “cold comfort” letters required or incidental to the performance of such obligations), (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the Registration Statement, any free writing, preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers, (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of, (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, (v) the filing fees incident to securing any required review by FINRA of the terms of the sale of the securities to be disposed of, (vi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (vii) all security engraving and security printing expenses, (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or interdealer quotation system, (ix) all rating agency fees (x) all expenses incurred in connection with any road show, and (xi) the fees and expenses of one counsel to the Holder, which shall not exceed $25,000 in the aggregate.

“Registration Failure” means any of the following events or circumstances: (i) the Company fails to use its commercially reasonable efforts to obtain effectiveness with the Commission of any Registration Statement filed pursuant to Section 7, or fails to use commercially reasonable efforts to keep such Registration Statement current and effective as required in Section 7, (ii) the Company fails to file any

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additional Registration Statements required to be filed pursuant to Section 7 or fails to use its commercially reasonable efforts to cause such new Registration Statement to become effective as required in Section 7, (iii) the Company fails to file any amendment to any Registration Statement, or any additional Registration Statement required to be filed pursuant to Section 7, or fails to use its commercially reasonable efforts to cause such amendment or new Registration Statement to become effective within ninety (90) days, and, if such effectiveness does not occur within such period, as soon as possible thereafter, (iv) any Registration Statement filed pursuant to Section 7 lapses or becomes ineffective, or sales of Registrable Securities cannot otherwise be made thereunder (each a “Registration Lapse”) solely by reason of the Company’s failure to amend or supplement the prospectus included therein, the Company’s failure to file, and use commercially reasonable efforts to obtain effectiveness with the Commission of, an additional Registration Statement or amended Registration Statement pursuant to Section 7, or any other failure by the Company that is the primary cause of such Registration Lapse, or (v) the Company fails to provide a written response to any comments to any Registration Statement submitted by the Commission within thirty (30) days of the date that such Commission comments are received by the Company; provided that if any circumstance in (i) through (v) hereof is caused by any Person other than the Company, including but not limited to a failure by the Holder or any other shareholder of the Company to provide relevant information, (a “Third Party Failure”) there shall not be a Registration Failure unless and until such Third Party Failure has been remedied and a circumstance in any of clauses (i) through (v) thereafter arises.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Warrant, including the Prospectus, amendments and supplements to such Registration Statement, including post- effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Securities Act” has the meaning set forth in Section 11(a).

“Stock Plan” means March 2016 Stock Incentive Plan of the Company, as amended, restated or modified from time to time.

“Transfer Agent” has the meaning set forth in Section 3(c).

“Transfer Delivery Failure” means the failure of the Company to effect a transfer of this Warrant as provided pursuant to Section 8 within five (5) Business Days following delivery by the Holder of an Assignment in substantially the form attached hereto as Exhibit B.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the Original Issue Date and prior to 5:00 p.m., New York City time, on ________ __, ___ or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

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(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii) if on such Exercise Date there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then by instructing the Company to issue Warrant Shares then issuable upon exercise of all or any part of this Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender this Warrant in exchange for the number of Warrant Shares as is computed using the following formula:

Where:

X	=	the number of Warrant Shares to be issued to the Holder.

Y	=	the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 3(a).

A	=	the Fair Market Value of one Warrant Share as of the applicable Exercise Date.

B	=	the Exercise Price in effect under this Warrant as of the applicable Exercise Date.

X = Y(A - B) ÷ A

or,

(iii) any combination of the foregoing.

In the event of any withholding of Warrant Shares pursuant to clause (ii) or (iii) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld multiplied by (y) the Fair Market Value per Warrant Share as of the Exercise Date.

For purposes of Rule 144 under the Securities Act, the Company and the Holder acknowledge and agree that (s) the Warrant Shares issuable upon any exercise of this Warrant in any cashless exercise transaction pursuant to clause (ii) above shall be deemed to have been acquired on the Original Issue Date, and (y) the holding period for any Warrant Shares issuable upon the exercise of this Warrant in any cashless exercise transaction shall be deemed to have commenced on the Original Issue Date.

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(c) Delivery of Stock Certificates.

(i) Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 8 below, such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(ii) In the event that, at the time of exercise of this Warrant, the Company has engaged a transfer agent (the “Transfer Agent”) to manage the transfer of its Common Stock, then, upon the exercise of this Warrant in whole or in part, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, required to enable the Transfer Agent to issue Warrant Shares in the name of the Holder (or its nominee) or such other Person(s) as designated by the Holder and in such denominations to be specified in the applicable Exercise Agreement. The Company represents and warrants that no instructions other than the foregoing instructions will be given to the Transfer Agent.

(iii) Prior to a Qualifying IPO, and in addition to any other remedies which may be available to the Holder, in the event of any Delivery Failure relating to the issuance of Warrant Shares upon exercise of this Warrant, the Holder will be entitled to revoke all or part of the relevant Exercise Agreement by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such Exercise Agreement, except that Additional Compensation shall be payable through the date notice of revocation or rescission is given to the Company as provided in Section 14. For the avoidance of doubt, the Holder’s rights under this clause (iii) shall terminate immediately on the consummation of a Qualifying IPO.

(iv) Following the effectiveness of a Qualifying IPO and the termination of the Holder’s rights in clause (iii) above and its rights to Additional Compensation in Section 14, the Holder shall have the following rights:

(A) If by the close of the fifth Business Day after delivery of a properly completed Exercise Agreement and the payment of the aggregate Exercise Price, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares, and if after such fifth Business Day and prior to the receipt of such Warrant Shares, the Holder is required to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving (a “Buy-In”), then the Company shall, in its sole discretion, within five Business Days after the Holder’s request for payment, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the number of Warrant Shares underlying this Warrant equal to the number of shares of Common Stock so purchased shall be forfeited and the Company’s obligation to deliver such certificate shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, multiplied by (B) the closing bid price of a share of Common Stock on the Exercise Date.

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(B) The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. For the avoidance of doubt, following a Qualified IPO, the Holder’s sole remedy for any Delivery Failure shall be as set forth in this Section 3(c)(iv)(B) and the Holder shall not be entitled to any Additional Compensation as a result of such Delivery Failure.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, duly authorized, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation.

(iv) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall

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not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4. Adjustment to Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a) Adjustment to Number of Warrant Shares Upon Issuance of Common Stock. Except as provided in Section 4(b) and except in the case of an event described in either Section 4(d) or Section 4(e), if the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or in accordance with Section 4(c) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than $_____ (as adjusted for stock splits, stock combinations and like events with respect to the Common Stock) (the “Baseline Price”), then immediately upon such issuance or sale (or deemed issuance or sale), the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such issuance or sale (or deemed issuance or sale) shall be increased to a number of Warrant Shares equal to the product obtained by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such issuance or sale (or deemed issuance or sale) by a fraction (which shall in no event be less than one):

(i) the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after to such issuance or sale (or deemed issuance or sale); and

(ii) the denominator of which shall be the sum of (A) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) which the aggregate amount of consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale) would purchase at the Baseline Price.

(b) Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.

(c) Effect of Certain Events on Adjustment to Number of Warrant Shares. For purposes of determining the adjusted number of Warrant Shares under Section 4(a) hereof, the following shall be applicable:

(i) Issuance of Options. If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4(c)(v)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Baseline Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the number of Warrant Shares under Section 4(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional

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consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 4(c)(iii), no further adjustment of the number of Warrant Shares shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii) Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4(c)(v)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Baseline Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the number of Warrant Shares pursuant to Section 4(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 4(c)(iii), no further adjustment of the number of Warrant Shares shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities or the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the number of Warrant Shares have been made pursuant to the other provisions of this Section 4(c).

(iii) Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 4(c)(i) or Section 4(c)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 4(c)(i) or Section 4(c)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 4(d)(i) or Section 4(c)(ii) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 4(c)(i) hereof or any Convertible Securities referred to in Section 4(c)(ii) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the number of Warrant Shares pursuant to this Section 4) the number of Warrant Shares issuable upon exercise of this Warrant at the time of such change shall be adjusted or readjusted, as applicable, to the number of Warrant Shares which would have been in effect at such time pursuant to the provisions of this Section 4 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold.

(iv) Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 4 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the number of Warrant Shares then issuable upon exercise of this Warrant shall forthwith be changed pursuant to the provisions of this Section 4 to the number of Warrant Shares which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

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(v) Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 4(c), any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Board of Directors and the Holder.

(vi) Record Date. For purposes of any adjustment to the number of Warrant Shares in accordance with this Section 4, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, that if before the distribution to its holders of Common Stock the Company legally abandons its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 4.

(d) Adjustment to Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 4(d) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

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(e) Adjustment to Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(d)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, assets or cash with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities, assets or cash of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.

(f) Notice of Adjustment to the Holder. Whenever the number of Warrant Shares is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to each Holder a notice setting forth the number of Warrant Shares for which this Warrant may be exercised after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

5. Purchase Rights; Preemptive Rights.

(a) In addition to any adjustments pursuant to Section 4 above, if at any time prior to a Qualified IPO the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities, shares of any class of preferred stock or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Anything herein to the contrary notwithstanding, the Holder shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuance.

(b) The Company hereby grants to the Holder a right to purchase its Pre-emptive Pro Rata portion of any New Securities that the Company may from time to time propose to issue or sell to any party; provided, that the provisions of this Section 5(b) shall not apply to (i) any Excluded Issuance, (ii) any issuance of New Securities that is not for the primary purpose of raising capital or (iii) any issuance of New Securities at or above the Baseline Price pursuant to the ongoing offering of unregistered Common Stock to accredited investors under the Section 506 Regulation D retail offering, consistent with past practice.

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(c) The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale of New Securities described in Section 5(b) to the Holder within five days following any meeting of the Board at which any such issuance or sale is approved. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase the applicable New Securities (a “Prospective Purchaser”) and shall set forth the material terms and conditions of the proposed issuance or sale, including: (i) the number and description of New Securities proposed to be issued; (ii) the proposed issuance date, which shall be at least twenty (20) days from the date of the Issuance Notice; (iii) the proposed purchase price per share of New Securities; (iv) if the consideration to be paid by the Prospective Purchaser includes non-cash consideration, the Fair Market Value thereof; and (v) the Pre-emptive Pro Rata Portion of the Holder.

(d) For a period of ten days following the receipt of an Issuance Notice (the “Pre-emptive Exercise Period”), the Holder shall have the right to elect irrevocably to purchase all or any portion of its Pre-emptive Pro Rata Portion of the New Securities on the terms and conditions, including the purchase price, set forth in the Issuance Notice by delivering a written notice to the Company specifying the number of New Securities it desires to purchase.

(e) Following the expiration of the Pre-emptive Exercise Period, the Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to which the Holder declined to exercise its preemptive rights on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold may be reduced); provided, that: (i) such issuance or sale is closed within twenty days after the expiration of the Pre-emptive Exercise Period; and (ii) the price at which the New Securities are sold to the Prospective Purchaser is at least equal to or higher than the purchase price described in the Issuance Notice.

(f) Upon the issuance or sale of any New Securities purchased in accordance with this Section 5, the Company shall deliver the New Securities in certificated form, free and clear of any liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof). The Holder shall deliver to the Company the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds. Each party to the purchase and sale of new securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including, without limitation, entering into such additional agreements as may be necessary or appropriate.

6. Additional Issuances of Preferred Stock. From the Original Issue Date until the earlier of (i) the exercise in full of this Warrant, (ii) the expiration of the Exercise Period or (iii) the closing of the initial underwritten public offering of shares of Common Stock by the Company pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act that results in aggregate gross proceeds of at least $50,000,000 to the Company (a “Qualified IPO”), the Company shall not grant, issue or sell any shares of Senior Preferred Stock or rights to purchase Senior Preferred Stock or other securities convertible into or exchangeable for shares of Senior Preferred without the prior written consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed. As used in this Section 6, “Senior Preferred Stock” means shares of preferred stock of the Company carrying any of the following rights: (i) a liquidation preference that is greater than the Baseline Price, (ii) the right to receive dividends in priority to the Common Stock or (iii) a redemption right exercisable prior to the expiration of the Exercise Period.

7. Registration Rights.

(a) Piggyback Registration.

(i) Whenever the Company proposes to register for sale any shares of its Common Stock under the Securities Act (other than in a Qualified IPO, a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available

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for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Warrant Shares (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than twenty (20) days prior to the filing of such Registration Statement) to the Holder of its intention to effect such a registration and, subject to Sections 7(a)(ii) and (iii), shall include in such registration all Warrant Shares with respect to which the Company has received written requests for inclusion from the Holder within ten days after the Company’s notice has been given to the Holder. If the Piggyback Registration relates to a registration statement filed by the Company for its own account, the Company may withdraw or delay a Piggyback Registration at any time prior to the time it becomes effective to the same extent that the Company withdraws or delays the related registration for the Company’s own account.

(ii) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Holder (if the Holder has elected to include Warrant Shares in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (A) first, the number of shares of Common Stock that the Company proposes to sell; (B) second, the number of shares of Common Stock requested to be included therein by the Holder (and, to the extent that this Warrant has been subdivided, such allocation shall be divided among the Holder and the other holders of Warrant Shares, pro rata based on the number of Warrant Shares requested by them for inclusion in the registration); and (C) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than Warrant Shares held by the Holder).

(iii) If a Piggyback Registration is initiated as an underwritten offering on behalf of one or more holders of Common Stock other than Warrant Shares, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Warrant Shares and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the Holder (on a fully diluted, as converted basis); and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(iv) If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. The Holder may not participate in any underwritten registration hereunder unless the Holder (x) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Warrant; provided that (A) if the Holder participates in such registration, it will not be required to make any representations or warranties except those which relate solely to itself and its intended plan of distribution and (B) the liability of the Holder to any underwriter under such underwriting agreement will be limited to liability arising from misstatements in, or omissions from, written information regarding the Holder provided by or on behalf of the Holder for inclusion in the prospectus.

(v) Notwithstanding anything herein to the contrary, the Company shall not be required to include in any registration any of the Registrable Securities owned by the Holder if: (1) the Holder fails to furnish to the Company any information required under applicable federal and state securities laws to be furnished by the Holder in connection with the registration of the Registrable Securities or (2) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other securities being sold through underwriters in the registration.

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(b) Registration Procedures. If and whenever the Holder requests that any Warrant Shares be registered pursuant to the provisions of this Warrant, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Warrant Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable:

(i) subject to Section 7(a)(i), prepare and file with the Commission a Registration Statement registering the resale of such Warrant Shares and use its commercially reasonable efforts to cause such Registration Statement to become effective;

(ii) prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than thirty (30) days, or if earlier, until all of such Warrant Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Warrant Shares in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) at least five (5) Business Days before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to counsel of the Holder copies of such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel with respect to the Warrant Shares and information related to the Holder;

(iv) notify the Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(v) furnish to the Holder such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as the Holder may request in order to facilitate the disposition of the Warrant Shares;

(vi) use its commercially reasonable efforts to register or qualify such Warrant Shares under such other securities or “blue sky” laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 7(b)(vi);

(vii) notify the Holder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(viii) make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

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(ix) use its commercially reasonable efforts to cause such Warrant Shares to be listed on each securities exchange on which the Common Stock is then listed;

(x) in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as may be reasonably required to expedite or facilitate the disposition of such Warrant Shares (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Warrant Shares);

(xi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(xii) furnish to the Holder and each underwriter, if any, with (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings;

(xiii) without limiting Section 7(b)(vi), use its commercially reasonable efforts to cause such Warrant Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of such Warrant Shares in accordance with their intended method of distribution thereof;

(xiv) notify the Holder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(xv) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(xvi) otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Warrant Shares contemplated hereby; and

(xvii) pay all Registration Expenses with respect to such registration or proposed registration of the Registrable Securities, whether or not a Registration Statement becomes effective or the offering is consummated.

(c) Indemnification by the Company. To the extent permitted by law, the Company agrees to indemnify and hold harmless the Holder, its members, shareholders, partners, officers, directors and agents, and the underwriters and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Holder Parties”) from and against any loss, claim, damage or liability and any action in respect thereof to which the Holder Parties may become subject under the Securities Act or otherwise, to the extent such loss, claim, damage, liability or

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action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The indemnity agreement contained in this clause (c) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability (collectively, “Losses”) and any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case (x) for any Losses and any action in respect thereof to the extent that it arises from or is based upon any untrue statement or omission made in such registration statement or prospectus relating to the Registrable Securities, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Holder furnished expressly for use in connection with such registration by, or on behalf of, the Holder or (y) in the case of a sale directly by the Holder (including a sale of such Registrable Securities through any underwriter retained by the Holder engaging in a distribution solely on behalf of the Holder), such untrue statement or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus or supplement, and if, after the Company had provided written notice to the Holder that such prior prospectus contained such untrue statement or omission and provided a copy of the final or amended prospectus or supplement, the Holder failed to deliver a copy of the final or amended prospectus or supplement at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(d) Indemnification by the Holder. The Holder agrees to indemnify and hold harmless the Company, its members, shareholders, partners, officers, directors and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Company Parties”) from and against any Loss and any action in respect thereof to which the Company Parties may become subject under the Securities Act or otherwise, to the extent such Loss or action arises out of, or is based upon any such untrue statements or omissions made in reliance upon and in conformity with written information related to the Holder furnished in writing by the Holder or on the Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In no event shall any indemnity obligation under this clause (d) exceed the net proceeds from the offering received by the Holder (after deducting all underwriter’s discounts and commissions and all other expenses paid by the Holder in connection with the registration in question).

8. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(iv) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled. Notwithstanding the foregoing, Holder shall at no time transfer this Warrant or the Warrant Shares to a Competitor of the Company without the prior written consent of the Company.

9. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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10. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

(c) Impairment, Etc. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, through any stockholders, voting or similar agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

11. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS WARRANT NOR THE WARRANT SHARES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE

18.

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS WARRANT AND THE WARRANT SHARES INTO WHICH THIS WARRANT IS EXERCISABLE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

12. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

13. Market Standoff Agreement. The Holder hereby agrees with the Company that, if required by the underwriter of the Company’s Qualified IPO, the Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s initial public offering (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that all officers and directors of the Company and holders of at least three percent (3%) of the Company’s equity securities are bound by and have entered into similar agreements. The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate with a legend as substantially set forth in this Agreement with respect to the shares of Common Stock (or other securities)

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subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees with the Company to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provision of this section, provided that, if requested by the Holder, the Company shall request that the underwriter exempt the Holder from such market standoff if, at the time of the initial public offering, the Holder holds less than five percent (5%) of the Company’s then outstanding Common Stock.

14. Events of Failure.

(a) Failure of Payment, Etc. For so long as any Event of Failure continues, the Company hereby agrees to pay additional compensation (“Additional Compensation”) to the Holder (which, the parties agree, is to be treated as liquidated damages and not as a penalty) in the form of a per annum fee accruing at a rate of 9% per annum on an amount equal to the product of (i) the number of Warrant Shares representing the remaining unexercised portion of this Warrant Certificate multiplied by (ii) the Fair Market Value of the Company’s Common Stock on the Business Day ended immediately prior to the date on which the Holder delivers written notice to the Company of the occurrence of such Event of Failure. Additional Compensation shall continue to accrue until such Event of Failure has been cured or waived. Additional Compensation shall be paid in cash or, at the Company’s option so long as no event of default under this Warrant has occurred and is continuing, in shares of Common Stock that are valued for these purposes at the Fair Market Value on the Business Day immediately preceding the date of issuance thereof (“Additional Compensation Shares”). Additional Compensation, whether payable in cash or in Additional Compensation Shares, is in addition to any Warrant Shares that the Holder is entitled to receive upon exercise of this Warrant.

(b) Payment of Accrued Additional Compensation. Additional Compensation shall be payable, whether in cash or shares, as the case may be, on or before the third (3rd) Business Day following the last day of each calendar month during which an Event of Failure has occurred or continued. Nothing herein shall limit the Holder’s right to pursue a claim for specific performance or injunctive relief.

15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto (if to the Holder) or at the email address set forth below (if to the Company) at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email attachment at the mail address as set forth on the signature pages attached hereto (if to the Holder) or at the email address set forth below (if to the Company) on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the first (1st) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows for the Company, and as set forth on the signature page attached hereto for the Holder (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15).

If to the Company:	Avadim Health, Inc.
81 Thompson Street
Asheville, NC 28803
Email: david.fann@avadimtechnologies.com
Attention: David Fann, President

with a copy to (which shall not constitute
notice)

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16. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Holder and the Company will be entitled to specific performance under this Warrant. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Warrant and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

17. Entire Agreement. This Warrant, together with the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement) together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. In the event of any inconsistency between the statements in the body of this Warrant and the Credit Agreement, any other Loan Document, the statements in the body of this Warrant shall control.

18. Successor and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties and their successors and permitted transferees. The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Holder (other than by merger). Holder may not assign this Warrant or any of its rights or obligations hereunder except in accordance with Section 8 hereto.

19. No Third-Party Beneficiaries. This Warrant is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

20. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

21. Amendment; Waivers. No provision of this Warrant may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of the majority of the Warrant Shares issuable upon the exercise of this Warrant and any other warrants issued upon the transfer or subdivision of this Warrant or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 21 shall be binding upon the Holder and the Company.

22. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, as long as the essential terms and conditions of this Warrant for each party remain valid, binding, and enforceable. The parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

23. Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) may be commenced in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction

21.

contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Action or Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Warrant, then, in addition to the obligations of the Company elsewhere in this Warrant, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

24. Waiver of Jury Trial. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

25. Execution. This Warrant may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof.

26. Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Warrant and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Warrant or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in this Warrant shall be subject to adjustment in accordance with Section 4 hereof that occur after the date of this Warrant.

[SIGNATURE PAGE FOLLOWS]

22.

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

AVADIM HEALTH, INC.

By:

Name:

Title:

Signature Page to Common Stock Warrant

Accepted and agreed,

By:

as

By:

Name:

Title:

Signature Page to Common Stock Warrant

ADDRESS FOR NOTICES:

Facsimile:

Phone:

EXHIBIT A

FORM OF EXERCISE AGREEMENT

TO:	AVADIM HEALTH, INC.

(1) The undersigned hereby elects to purchase ____________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the Aggregate Exercise Price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[    ] in lawful money of the United States; or

[    ] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 3(b)(ii), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 3(b)(ii).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered by physical delivery of a certificate to:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name of Person to Whom Warrant is being Transferred:

Address of Person to Whom Warrant is being Transferred:

Number of Shares Subject to Warrant being Transferred:

Dated:	________________ __, _____

Holder’s Name:

Holder’s Signature:

Name of Authorized Signatory:

Title of Authorized Signatory:

Holder’s Address: